Exhibit 99.1

Presidio Property Trust Announces Refinancing and Construction Loan

San Diego, CA – May 9, 2023 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that on May 5, 2023, the Company, through its subsidiary, refinanced the mortgage loan on its Grand Pacific Center property and entered into a construction loan related to the building and tenant improvements associated with the major lease recently completed with KLJ Engineering LLC. The refinanced loan is for approximately $3.8 million, a term of 10 years, with an interest rate of 6.35% for the first 60 months. The interest rate is subject to reset in year five. The construction loan is for approximately $2.7 million, a term of 10 years, and will begin amortizing in year three, with an interest rate of 6.35% for the first 60 months. The interest rate is subject to reset in year five.

“We are pleased to announce that we have successfully refinanced the loan on Grand Pacific Center and secured a construction loan to fund significant tenant improvements,” said Jack Heilbron, President and CEO of Presidio. “Despite many challenges in the current commercial real estate financing market, we continue to see lender appetite for well-located properties in solid markets.”

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $23.6 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244